UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 17, 2003

MSB FINANCIAL CORP., INC. (Exact name of registrant as specified in its chapter)

Maryland (State or other jurisdiction of incorporation	0-24898 (Commission File Number)	38-3203510 (IRS Employer Identification No.)
107 North Park Street, Marshall, Michigan (Address of principal executive offices)	49068 (Zip Code)

Registrant's telephone number, including area code (616) 781-5103

N/A (Former name or former address, if changed since last report)
NEXT PAGE

ITEM 7.  Financial Statements and Exhibits.

        (c)  Exhibits:

             99.1 Press Release dated April 17, 2003.

ITEM 9.  Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

            On April 17, 2003, the Registrant issued its earnings release for the quarterly period ended March 31, 2003. The earnings release is attached to this report as Exhibit 99.1, which is incorporated herein by reference.

            This information furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition."

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MSB FINANCIAL, INC.

Date: April 17, 2003	By: /s/ Charles B. Cook Charles B. Cook President and Chief Executive Officer

NEXT PAGE